Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-282826, 333-231527, 333-204153, 333-190068, 333-152802, 333-257578 and 333-254891) on Form S-8 of our report dated May 27, 2026, with respect to the consolidated financial statements of ICON plc.

/s/ KPMG

Dublin, Ireland
May 27, 2026